Exhibit 99.1

News Release

One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: February 28, 2022, 6:00 a.m. EST	Contact:	Jack Isselmann, Media Relations Justin Roberts, Investor Relations Ph: 503-684-7000

Greenbrier Appoints Lorie Tekorius as Chief Executive Officer

Co-Founder William A. Furman Becomes Executive Chair

Lake Oswego, Oregon – February 28, 2022 – As previously announced, The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier” or “Company”), a leading international supplier of equipment and services to global freight transportation markets, has appointed Lorie Tekorius to the role of President & CEO, effective March 1. Chairman, CEO and Co-Founder William A. Furman will serve as Executive Chair. In this role he will retain responsibility for certain line functions until August 31, 2022, the end of Greenbrier’s fiscal year. Furman will retire from all executive offices at that time. He will remain an active Board member through his current Board term concluding in January 2024. Furman remains a Top 15 shareholder in Greenbrier, based on total shareholdings.

“Lorie’s contributions to Greenbrier are outstanding and worthy of her new role. She has excelled in assignments of increasing responsibility throughout her long career with Greenbrier. Lorie epitomizes the Company’s values of respect for humanity, integrity, and the interests of all stakeholders. Lorie’s dedication to Greenbrier and the transportation industry extends over more than two decades. The Board of Directors and I are confident her tenure and leadership will drive high impact outcomes,” said Furman. “Greenbrier is a global freight equipment and services provider with a strong foundation in place for long-term growth. Lorie’s vision for the Company is innovative and strategic. I am proud that tomorrow she becomes Greenbrier’s second-ever CEO.”

Tekorius, 54, began her career with Greenbrier in 1995 and has risen through many positions of increasing leadership. Most recently, she served as President and Chief Operating Officer (COO), working side-by-side with Furman and key leaders to grow Greenbrier at scale; to enhance its core business strengths of Engineering, Manufacturing, Commercial and Leasing; to develop its international business, while advancing workplace diversity, equity and inclusion; and creating a strong external and internal talent pipeline along with succession planning for key management. Prior to her promotion to President and COO, she served as Chief Financial Officer (CFO) and directed Greenbrier’s strategic team and process over the past five years. During her tenure as CFO, Lorie was integral to the strategic growth, development and restructuring of Greenbrier’s operations.

“In her position as President, Lorie delivered significant results for the Company, including oversight of multiple business units. She has also managed two of Greenbrier’s largest acquisitions, global diversification, expansion into foreign markets and the integration of thousands of new employees in that time period,” said Lead Director Admiral Thomas B. Fargo (USN Retired). “She has created substantial value for the Company and the Board is confident in Lorie’s ability to deliver long-term returns for our shareholders. We are pleased to elevate an internal leader with a proven track record and management capabilities to chart Greenbrier’s future.”

Greenbrier Appoints Lorie Tekorius as CEO… (Cont.)	Page 2

In addition to her career at Greenbrier, since 2019, Tekorius has served as an independent director on the Board of Directors of Alamo Group Inc. (NYSE: ALG), which manufacturers equipment for infrastructure maintenance, agricultural and other applications. She is an active community member, serving as President of the Providence St. Vincent Medical Foundation Council of Trustees. She holds a BBA in accounting from Texas A&M University and is a Certified Public Accountant.

Tekorius has also received many recognitions for her leadership, including being named one of 25 “Women of Influence” by the Portland Business Journal. The publication also named Tekorius “CFO of the Year” in 2018 alongside recognition by Railway Age as one of 14 “Women in Rail” for her contributions to the rail industry. In 2020, she was recognized as a Manufacturing Institute STEP Ahead Honoree, which is awarded to women leaders in STEM career paths.

“I’m deeply honored to have the opportunity to succeed Bill. I will continue to build on the strong foundation that Bill has established as we move to the next phase of meeting the world’s evolving freight transportation needs. I am highly confident about our future and look forward to further accelerating the value we bring to our stakeholders,” said Lorie Tekorius, President & CEO.

Added Fargo, “On behalf of Greenbrier’s Board, we thank Bill for his outstanding leadership and deep commitment to the organization. His contributions as Founder and CEO will be long remembered both at Greenbrier and throughout the freight transportation industry he redefined through his leadership. During his tenure, Bill transformed Greenbrier into a publicly traded company valued in the billions of dollars. His innovation, unrelenting focus and dedication to safety, quality and respect will long remain in the fabric of Greenbrier’s culture and operations.”

After earning an undergraduate degree in Economics, Phi Beta Kappa, Furman earned a Master’s Degree in Transportation Economics at Washington State University, studying under Dr. James C. Nelson, a prominent rail economist, academic and intellectual father of the Staggers Act, which deregulated the North American railroad industry in the 1970s.

In 1967, Furman began his career in the Treasury Department of FMC Corporation working in risk management and finance. FMC Corporation (FMC), was a Fortune 500, multinational industrial and national defense company. Furman formed the FMC Finance Division, which financed a broad array of railcars and other products from FMC’s diversified machinery group such, as Link Belt Speeder Cranes, agricultural equipment from its John Bean Division, snowmobiles, garden tractors, irrigation equipment, airport equipment and even fire trucks. Furman left FMC in 1971 to run the Leasing, Lease Underwriting and Syndication business unit at Trans Pacific Financial Corporation in Portland, Oregon, his home state, where his family roots were in Eastern Oregon’s Union County. Trans Pacific was a publicly-traded financial services company in Portland. Its CEO at the time was Furman’s friend, Alan James, an early pioneer in commercial jet aircraft leasing. James also served as an engineer at Sylvania’s Electronics Defense Laboratories, working on classified national defense projects. From there he went to Boeing as a contract attorney team member on the SSI project and contract lawyer for Middle East affairs. Later at GATX-ARMCO-Boothe, James was senior vice president, responsible for its substantial growth in commercial jet aircraft leasing. In 1974, Furman and James purchased the Trans Pacific National division, a capital lease asset underwriter. The purchase created James Furman and Co., a lifelong partnership, initially specializing in railcar and commercial jet aircraft asset management and remarketing businesses. The acquisition would lead to the founding of Greenbrier in 1981, through the acquisition of its predecessor in Huntington, West Virginia. Greenbrier grew from

-More-

Greenbrier Appoints Lorie Tekorius as CEO… (Cont.)	Page 3

a small leasing company, with one railcar manufacturing factory in Portland, Oregon (Gunderson, purchased from FMC in 1985), to the diversified global manufacturing, engineering, and commercial services provider it is today, with employment of 14,000 employees on four continents. James died in 2005. Furman has been CEO of Greenbrier since 1981, and CEO of its successor, The Greenbrier Companies, Inc., since 1994 when Greenbrier was taken public by the two partners.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars and marine barges in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, repair, refurbishment and retrofitting services in North America through our wheels, repair & parts business unit. Greenbrier manages 445,000 railcars and offers railcar management, regulatory compliance services and leasing services to railroads and other railcar owners in North America. GBX Leasing (GBXL) is a special purpose subsidiary that owns and manages a portfolio of leased railcars that originate primarily from Greenbrier’s manufacturing operations. Together, GBXL and Greenbrier own a lease fleet of nearly 12,500 railcars. Learn more about Greenbrier at www.gbrx.com.

SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Greenbrier uses words such as “chart”, “confident”, “deliver”, “will” and similar expressions to identify forward-looking statements. These forward-looking statements relate to a variety of matters, including, without limitation, statements that relate to driving high impact, long-term grown, and long term returns to shareholders. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that could cause our results to differ from our forward-looking statements are included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic report on Form 10-K and subsequent report(s) on 10-Q. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

###